Exhibit 5.1

Sonya F. Erickson

(206) 452-8753

serickson@cooley.com

August 11, 2009

Seattle Genetics, Inc.

21823 – 30th Drive S.E.

Bothell, WA 98021

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by SEATTLE GENETICS, INC., a Delaware corporation (the “Company”), of up to 12,650,000 shares of the Company’s common stock, par value $0.001 (the “Shares”), including 1,650,000 shares of common stock for which the underwriters have been granted an over-allotment option, pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-159457) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus dated May 22, 2009 (the “Base Prospectus”), and the prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”) All of the Shares are to be sold by the Company as described in the Registration Statement and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward Kronish LLP

/s/ Sonya F. Erickson
Sonya F. Erickson

719 SECOND AVENUE, SUITE 900, SEATTLE, WA 98104-1732 T: (206) 452-8700 F: (206) 452-8800 WWW.COOLEY.COM